                                                                 EXHIBIT 10.8



                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT


          THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "First Amendment") is made and dated as of January 14, 1993 among CALMAT CO., a Delaware corporation (the "Borrower"), the lenders (the "Lenders") party to the Credit Agreement referred to below and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Agent") and amends that certain Credit Agreement dated as of June 30, 1992 among Borrower, the Lenders and the Agent (the "Agreement").

                                    RECITAL

          The Borrower has requested the Lenders and the Agent, and the Lenders and Agent are willing, to amend the Agreement on the terms and conditions set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

          1. Terms. All terms used herein shall have the same meanings as in the Agreement unless otherwise defined herein. All references to the Agreement shall mean the Agreement as hereby amended.

          2. Amendments. The Borrower, the Lenders and the Agent hereby agree to amend the Agreement as follows:

          2.1 The definition of "Consolidated Net Income" in Section 1.1 of the Agreement is amended by adding the following sentence at the end thereof:

          "For purposes of computing compliance with Sections 6.6B and 6.6D, Consolidated Net Income shall be increased (i) by $6,000,000 for the fiscal quarter ending March 31, 1992 to offset the effect of the Borrower taking a charge of such amount against Consolidated Net Income in such quarter in connection with the Borrower implementing the Financial Accounting Standard Board's Statement of Financial Accounting Standards No. 106, (ii) by $15,000,000 for the fiscal quarter ending September 30, 1992 to offset the effect of Borrower taking a charge of such amount against Consolidated Net Income in such quarter in connection





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
          with writing off the excess of book value over the estimated net sale proceeds of certain properties held for sale, and (iii) by $9,900,000 for the fiscal quarter ending December 31, 1992 to offset the effect of Borrower taking a non-cash charge of such amount against Consolidated Net Income in such quarter in connection with writing off excess plant and equipment and certain accumulated costs."

          2.2 Section 2.5A(i) of the Agreement is amended by deleting "two Business Days" and inserting "one Business Day" in lieu thereof.

          2.3 Section 2.5B of the Agreement is amended by inserting a new subsection (iii) immediately after subsection (ii) as follows:

               "(iii) Prepayments of Loans. If the Borrower or any of its Subsidiaries shall at any time or from time to time make, or agree to make, any Asset Sales of any property listed on Schedule H-1 hereto under "Net Assets Held for Sale as of September 30, 1992," then (A) the Borrower shall promptly notify the Agent thereof (including the amount of the estimated Net Cash Proceeds of Asset Sales (excluding deductions of the type described in clause (ii) thereof) to be received by the Borrower in respect of such Asset Sale) and (B) on the date that the Borrower or its Subsidiary receives any of such Net Cash Proceeds of Asset Sales from such Asset Sale (the "Required Prepayment Date"), the Borrower shall prepay the Loans in an aggregate amount equal to such Net Cash Proceeds of Asset Sales (excluding deductions of the type described in clause (ii) thereof); provided, however, that if a prepayment on such Required Prepayment Date would require the Borrower to prepay any Eurodollar Rate Loan, CD Rate Loan or Bid Loan prior to the end of the Interest Period therefor, then Borrower may instead prepay such Loans on the last day of such Interest Periods to the extent such Interest Periods end within 30 days of the Required Prepayment Date. To the extent any Interest Periods for such Loans end more than 30 days after the Required Prepayment Date, Borrower must prepay such Loans on the Required Prepayment Date."

          2.4 Section 5.1(iii) of the Agreement is amended by deleting "and" before the (b) inserting a new clause (c) at the end thereof as follows:

  "and (c) an accounts receivable aging report in form and substance satisfactory to the Requisite Lenders;"





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
          2.5 Section 6.6A of the Agreement is amended and restated in entirety as follows:

               "A. MINIMUM CONSOLIDATED TANGIBLE NET WORTH. The Borrower will not permit Consolidated Tangible Net Worth on the last day of any fiscal quarter of the Borrower to be less than the sum of (i) $280,000,000 plus (ii) an amount equal to fifty percent (50%) of positive Consolidated Net Income, measured on a cumulative basis from January 1, 1992 through and including December 31, 1993 plus (iii) commencing on January 1, 1994, in addition to the amounts added pursuant to clauses (i) and (ii) above, an amount equal to sixty percent (60%) of positive Consolidated Net Income, measured on a cumulative basis from January 1, 1994.

          2.6 Section 6.6C of the Agreement is amended and restated in entirety as follows:

               "C. MAXIMUM CONSOLIDATED TOTAL LIABILITIES TO CONSOLIDATED TANGIBLE NET WORTH RATIO. The Borrower will not permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth on the last day of each fiscal quarter of the Borrower to exceed 0.95 to 1.00.

          2.7 Section 6.6D of the Agreement is amended and restated in entirety as follows, effective as of June 30, 1992:

               "D. MINIMUM CONSOLIDATED INTEREST COVERAGE RATIO. The Borrower will not permit the ratio of Consolidated EBIT to Consolidated Interest Expense for the four consecutive fiscal quarters ending on the last day of any fiscal quarter of the Borrower to be less than
          (i) 2.50 to 1.00 for the fiscal quarters ending June 30, 1992, September 30, 1992 and December 31, 1992 and for fiscal quarters ending in 1993 and (ii) 2.75 to 1.00 thereafter."

          2.8 The Agreement is amended by inserting a new Schedule H-1 in the form of Schedule H-1 hereto.

          3. Representations and Warranties. Borrower represents and warrants to the Lenders and Agent:

          3.1 Authorization. The execution, delivery and performance of this First Amendment have been duly authorized by all necessary corporate action by the Borrower and has been duly executed and delivered by the Borrower.





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
          3.2 Binding Obligation. This First Amendment is the legally valid and binding obligation of Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors rights generally or by equitable principals relating to enforceability.

          3.3 No Legal Obstacle to Agreement. Neither the execution of this First Amendment, the making by the Borrower of any borrowings under the Agreement, nor the performance of the Agreement has constituted or resulted in or will constitute or result in a breach of the provisions of any contract to which the Borrower is a party, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to Borrower, or result in the creation under any agreement or instrument of any security interest, lien, charge, or encumbrance upon any of the assets of the Borrower. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by the Borrower of this First Amendment, the Agreement, or the transactions contemplated hereby or thereby, or the making of any borrowing by Borrower under the Agreement.

          3.4 Incorporation of Certain Representations. The representations and warranties set forth in Section 4 of the Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof.

          3.5 Default. No Event of Default under the Agreement has occurred and is continuing or would result from this First Amendment.

          4. Conditions, Effectiveness. The effectiveness of this First Amendment shall be subject to the compliance by the Borrower with its agreements herein contained, and to the delivery of the following to the Agent in form and substance satisfactory to the Requisite Lenders:

          4.1 Authorized Signatories. A certificate, signed by the Secretary or an Assistant Secretary of Borrower and dated the date of this First Amendment, as to the incumbency of the person or persons authorized to execute and deliver this First Amendment and any instrument or agreement required hereunder on behalf of Borrower.

          4.2 Amendment Fee. An amendment fee equal to 0.125% of the Commitments, for distribution to each Bank in accordance with its Pro Rata Share.

          4.3 Other Evidence. Such other evidence with respect to the Borrower or any other person as the Agent or any Lender





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
may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate action in connection with this First Amendment and the Agreement and the compliance with the conditions set forth herein.

          5.   Miscellaneous.

          5.1 Corporate Resolution. No later than January 29, 1993, the Borrower shall deliver to the Agent a copy of a resolution or resolutions passed by the Board of Directors of the Borrower, certified by the Secretary or an Assistant Secretary of the Borrower as being in full force and effect on such date, authorizing or ratifying the amendments to the Agreement herein provided for and the execution, delivery and performance of this First Amendment and any note or other instrument or agreement required hereunder.

          5.2 Effectiveness of the Agreement. Except as hereby amended, the Agreement shall remain in full force and effect.

          5.3 Waivers. This First Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement, constitute a waiver of any other default of the same or of any other term or provision.

          5.4 Counterparts. This First Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This First Amendment shall not become effective until the Borrower, the Lenders and the Agent shall have signed a copy hereof, whether the same or counterparts, and the same shall have been delivered to the Agent.

          5.5 Jurisdiction. This First Amendment, and any instrument or agreement required hereunder, shall be governed by





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
and construed under the laws of the State of California.

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the date first written above.


                                        CALMAT CO., a Delaware corporation

                                        By:  /s/ Ronald C. Hadfield
                                           ------------------------------------
                                           Ronald C.Hadfield
                                           Executive Vice President, CFO

                                        By:  /s/ Frederick T. Sauer
                                           ------------------------------------
                                           Frederick T. Sauer
                                           Vice President-Treasurer


                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION, as Agent

                                        By:  /s/ Jouni Korhonen
                                           ------------------------------------
                                           Jouni Korhonen
                                           Vice President


                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION, as a Lender


                                        By:  /s/ Valerie Milner
                                           ------------------------------------
                                           Valerie Milner
                                           Vice President


                                        THE CHASE MANHATTAN BANK, N.A.


                                        By:  /s/ Dwight L. Bush
                                           ------------------------------------
                                           Name:   Dwight L. Bush
                                                   ----------------------------
                                           Title:  Managing Director
                                                   ----------------------------


                                                      CHEMICAL BANK


                                        By:  /s/ Alan J. Gordon
                                           ------------------------------------
                                           Name:   Alan J. Gordon
                                                   ---------------------------
                                           Title:  Managing Director
                                                   ---------------------------





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
                                        THE VALLEY NATIONAL BANK OF ARIZONA


                                        By:  /s/ Robert W. Bouve
                                           ------------------------------------
                                           Name:   Robert W. Bouve
                                                   ----------------------------
                                           Title:  Senior Vice President
                                                   ----------------------------





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
                                  SCHEDULE H-1

               NET ASSETS HELD FOR SALE AS OF SEPTEMBER 30, 1992

Property           Sq. Ft.    Percent      Net Bk   Cash Flow   Secured   Unsecured     Total
and Type           (Actual)   Occupied     Value   1993 Budget    Debt      Debt         Debt
- --------           --------   --------     -----   -----------  -------   ---------     ------
1. Rio Vista
   Tower (Office)   210,636     78.3%     $25,357     $811        $ 0      $17,000       $17,000

2. Carrol Canyon
   Plaza (Office)    47,230     70.0%       3,599      170          0          0             0

3. Beyer Pacific
   Building
   (Industrial)      41,940     50.0%       1,919      (96)         0          0             0
                   --------   --------    -------  -----------  -------   ---------     --------
                    299,806               $30,875     $885        $ 0      $17,000       $17,000


Property & Improvements                    $ 30,875

Other Assets                                    920
                                           --------
Total Assets                               $ 31,795
                                           --------

Notes & Bonds Payable                        17,000
Other Liabilities                            12,210
                                           --------

Total Liabilities                          $ 29,210
                                           --------

Net Assets Held for Sale                   $  2,585
                                           ========






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